STAF★TEK

4870 South Lewis, Suite 250
Tulsa, OK 74105

918-742-1888 Fax 918-749-0555
www.staftek.com E-mail jobs@staftek.com

PROMISSORY NOTE
TO
JOHN BLACKMON

$16,700.00 January 1, 2012

For value received, Staf*Tek Services, Inc. of Tulsa, Oklahoma, (herein referred to as "maker') promises to pay to the order of JOHN BLACKMON, (herein referred to as 'payee') on or before December 31, 2012 the principal sum of Sixteen Thousand and Seven Hundred dollars and no cents.

Payment of this note shall be as follow: One lump sum payment of $16,700.00 and no interest for a total payment of $16,700.00.

Maker may prepay this note in whole or in part without penalty or surcharge at any time prior to maturity date.

The maker hereby severally waives presentment for payment, notice of nonpayment, protest and notice of protest, and agrees that extensions of the time for payment may be granted without notice. In case of legal proceedings to collect this note, maker agrees to pay all court costs including reasonable attorneys' fees to payee as prevailing parties in the suit.

IN WITNESS WHEREOF, this agreement is signed the 30th day of January 2012.

Gerry Mcilhargey, President & CEO
Coleme Investments LTD.
1938 Jasper Court
Coquitlam, B.C. V3J2B3

John Blackmon
4870 S. Lewis, #250
Tulsa, OK 74105